LICENSE AGREEMENT

This Agreement is made and entered into as of the 31st day of May, 1997, by and between InfoImaging Technologies, Inc., having its principal place of business at 7026 Koll Center Parkway, Suite 201, Pleasanton, CA 94566 (hereinafter referred to as ("ITI") and Brother Industries, Ltd., a Japanese corporation, having its principal place of business at 15-1 Naeshiro-cho, Mizuho-ku, Nagoya 467, Japan (hereinafter referred to as "Brother").

Article 1.  Definitions
-----------------------

1.1 "Software" shall mean the object code of 3D FAX software conforming to the Specification set forth in Exhibit A ("Specification") and the end-user's documentation and technical documentation therefor.

1.2 "Products" shall mean any multi-functional devices manufactured by or for Brother that is connected to the personal computer and that is capable of, including without limitation stand-alone facsimile, stand-alone copy, scanning and printing functions.

Article 2.  Delivery, Inspection and Acceptance
----------------------------------------------

2.1 ITI shall deliver Brother the following items relating to the Software within fifteen (15) days after the execution of this Agreement.

[items]

(1) Straging Media contains 3D FAX and users documentations
(2) N/A

2.2 Brother shall have fifteen (15) days after receipt of such items to either accept or reject the items. Brother's failure to notify ITI in writing within such period will be deemed to be acceptance by Brother. If Brother elects to reject the items delivered by ITI, Brother shall give ITI within such period a written notice with the reasons for rejecting in sufficient detail to assist ITI in correcting such rejected items. ITI shall make correction of the rejected items and deliver a corrected one to Brother within fifteen (15) days after ITI's receipt of rejection notice from Brother.

Article 3.  License
-------------------

3.1 ITI hereby grants to Brother a non-exclusive, non-transferable and worldwide license to reproduce the Software or have such Software reproduced by third parties, and distribute, sell and otherwise dispose of the Software to end users, distributors and re-sellers solely in conjunction with the Products.

3.2 Brother shall distribute the Software with the end user agreement in accordance with the form separately agreed by both parties.

Article 4.  Considerations
--------------------------

4.1 In consideration of the license granted herein, Brother shall pay ITI the unit royalty of US$(*) for every unit of Software distributed by Brother in connection with the Products.

4.2 Brother shall provide to ITI, within forty-five (45) days after the end of each calendar quarter, a written statement showing the number of the Software distributed by Brother and the amount of royalties due in each calendar quarter, and shall pay ITI such amount of royalties.

4.3 All taxes imposed by the Japanese Government pursuant to the Income Tax Convention between U.S.A. and Japan on the payment of royalties by Brother shall be borne by ITI. Brother, in making payments, shall withhold the proper amount of the tax levied on such payment by the Japanese Government, shall promptly effect payment of such taxes so withheld to appropriate Japanese tax authorities and shall transmit to ITI official tax receipts or other certification issued by such authorities sufficient to enable ITI to support a claim for appropriate foreign tax credit in respect of such taxes as withheld and paid against taxes which may be levied in U.S.A.

Article 5.  Title and Notice of Copyright and Trademark
-------------------------------------------------------

5.1 All title and intellectual property right, including without limitation copyright, in or relating to the Software shall remain the exclusive property of ITI. Brother agrees to place ITI's copyright notice on each copy of the Software and on the packaging materials for the Software in accordance with the form provided by ITI.

5.2 ITI permits Brother to use the ITI's trade names or trademarks relating to the Software (hereinafter referred to as "ITI's Marks") in connection with the distribution or marketing of Products which bundles the Software in accordance with the form provided by ITI. Brother agrees to include appropriate trademark notices, in accordance with such form, on any advertising or packaging materials for the Products which bundles the Software.

Article 6.  Warranty
--------------------

ITI warrants Brother that the Software stored in the item specified in Article
3.1 shall be free from defect in workmanship and material and shall conform to the Specification for a period of ninety (90) days from the date it is delivered to Brother. If any defect or nonconformity with the Specification are found in the Software, ITI, at its own expense, shall immediately correct such defect or nonconformity and shall replace such defective or noncorformable items to the corrected items.

Article 7.  Indemnification
--------------------------

7.1 ITI warrants and represents that it has the right to grant license herein, that it has the power and authority to enter into this Agreement and that the Software and ITI's Marks shall not infringe any copyright, patent, trademark, trade secret or other proprietary right of third party.

*** Confidential portion omitted pursuant to a request for confidential treatment and filed separately with the Commission.

7.2 ITI shall indemnify and hold Brother harmless from and against and defend any claim, suit or proceeding, and pay any settlement amounts or damages awarded by a court of final jurisdiction, arising out of claims by third parties that the Software or ITI's Mark infringes any copyright, trademark, patent, trade secret or other proprietary right, provided that ITI is given prompt notice from Brother of such claim, suit or proceeding.

Article 8. Confidentiality
-------------------------
8.1 Each party shall maintain any technical and/or business information disclosed by other party with specific designation as confidential in strict confidence and secret, and shall not disclose it to any third party.

8.2 The obligation set forth in Article 9.1 above shall not apply to information which the receiving party can prove:

a) before or at the time of disclosure is known to the receiving party or already in the public domain,
b) after the time of disclosure becomes publicly known without any fault of the receiving party,
c) the receiving party has at any time lawfully obtained from a third party without restriction against disclosure, or;
d) is disclosed by the disclosing party to any third party on an unrestricted basis.

Article 9.  Term and Termination
--------------------------------

9.1 This Agreement shall become effective as of the execution of both parties and continue in force for two (2) year unless previously terminated as hereinafter provided, and shall thereafter be automatically renewed from year to year unless either party gives written notice to the other party at least two (2) months prior to the expiry of the term that it does not wish to renew this Agreement for further one (1) year.

9.2 In the event that either party should breach any material provision of this Agreement, the non-defaulting party may terminate this Agreement if other party should fail to remedy such default within thirty (30) days after receipt of written notice thereof.

9.3 Upon termination or expiration of this Agreement (except for termination due to default by Brother), Brother shall have the right to continue to distribute or otherwise dispose of the Software bundled in Product remaining in its inventory on the date of such termination or expiration for a period of three (3) months after termination or expiration.

Article 10.  Survival
---------------------

The provisions of Article 4,5,6,7,8 and 9.3 in this Agreement shall survive termination or expiration of this Agreement.

Article 11.  Assignment
----------------------

This Agreement or any right or obligation hereunder shall not be assigned by either party except with the prior written consent of the other party.

Article 12.  Notice
------------------

Any notice or other communications under this Agreement shall be sent to the addresses first set forth above, or such other places as they may from time to time specify by notice in writing to the other party. Any such notice or communications shall be in writing and shall be deemed to have been duly given if mailed by registered or certified mail, or by facsimile, the recipient of which is confirmed by return facsimile or other written notice of receipt.

Article 13.  Entire Agreement
-----------------------------

This Agreement sets forth the entire agreement and understanding of the parties on the subject matter hereof and supersedes all prior and contemporaneous written and/oral agreement, arrangement, communications and understandings relating to the subject matter hereof. This Agreement may not be modified or amended except by a written instrument signed by the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.




InfoImaging Technologies, Inc.         Brother Industries, Ltd.

By: "Charles Lejsek"                   By: "S. Ishikawa"
    ----------------                   -----------------
    Charles Lejsek                     S. Ishikawa
    President                          General Manager
    05/31/97                           05/25/97

                           Exhibit A

                      Software Description

The FaxSpeed software program allows users to send files via their fax application. Fax speed incorporates both a Send module and a Read module.
The Send module allows the user to select which files are to be sent.
FaxSpeed then compresses these files and converts them into infoimages. These infoimages can then be printed or faxed by the appropriate software programs. On the receiving side, FaxSpeed Read module will convert the received infoimages back into the original data files.

All FaxSpeed Read modules are identical across all InfoImaging's 3D FaxFile products. Each product model differs only in the Send module capabilities. The following table shows these Send Module differences.

                              3D FaxSpeed         Professional
                              Version 2.0         Version 2.0
                              ----------          ------------

File Size Transmission             No Limits      No Limits
Low Resolution Max. Capacity       9K per Page    9K per Page
Medium Resolution Max. Capacity    36K per Page   36K per Page
High Resoution Max. Capacity                      102 K per Page
Error Correction                   Yes            Yes
Direct Read from Fax Application   Yes            Yes
Partial Resend                     Yes            Yes
Send Macros                        Yes            Yes
Password Protection                               Yes
Color Picture Manipulation                        Yes
Executable File Transmission                      Yes
Retail Pricing                     $49.00         $199.00